Exhibit 99.1

Natural Alternatives International, Inc.

Announces New and Expanded Credit Facility with Wells Fargo Bank

CARLSBAD, CALIF, May 27, 2021 /PRNewswire/ --Natural Alternatives International, Inc. ("NAI") (Nasdaq: NAII), a leading formulator, manufacturer and marketer of customized nutritional supplements, today announced the execution of a new and expanded credit facility with Wells Fargo Bank, NA (“Wells Fargo”). This new credit facility replaces the previous facility and increases our borrowing capacity from $10 million to $20 million and allows us to use the credit line to not only support on-going working capital needs but also to facilitate potential future acquisitions. The maturity date for the new facility has also been extended to May 24, 2024.

Mark A. Le Doux, Chairman and Chief Executive Officer of NAI stated, “We are grateful for our long-standing relationship with Wells Fargo and we believe this new credit facility is made possible by our continued financial success and strong balance sheet. While we don’t have any current need for this facility, we believe it further strengthens our financial position and provides us the ability to take advantage of growth opportunities that may be presented to us in the future.”

NAI, headquartered in Carlsbad, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. Our comprehensive partnership approach offers a wide range of innovative nutritional products and services to our clients including scientific research, clinical studies, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging and delivery system design, regulatory review and international product registration assistance. For more information about NAI, please see our website at http://www.nai-online.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, among other things, our future revenue profits and financial condition, as well as future economic conditions and the impact of such conditions on our business. We wish to caution readers that these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI's financial performance and the forward-looking statements contained herein are further qualified by other risks, including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

SOURCE - Natural Alternatives International, Inc.

CONTACT – Michael Fortin, Chief Financial Officer, Natural Alternatives International, Inc., at 760-736-7700 or investor@nai-online.com.

Web site: http://www.nai-online.com